Profire Energy Reports Financial Results for Fiscal Year 2018
Company Recognizes Most Profitable Year in Company History with
Net Income Up Over 36% to $6 Million or $0.12 Per Diluted Share
Revenues up 19% YOY to $45.6 Million

LINDON, Utah March 6, 2019- Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the “Company”) which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its fiscal year ended December 31, 2018. A conference call will be held on Thursday, March 7, 2019 at 1:00 p.m. EST to discuss the results.

Fiscal 2018 Highlights

•	Recognized Revenue of $45.6 million, The Second-Best Year in Company History

•	Net Income of $6 Million or $0.12 Per Diluted Share, a 36% Increase From the Previous Year, The Most Profitable Year in Company History

•	Realized Gross Profit of $22.9 Million

•	Cash and Liquid Investments of $22.6 Million and Remained Debt-Free

•	Received an Effective Internal Control Opinion from External Auditors

•	Received SIL Certification for the PF3100

Fiscal Year Financial Results

Total revenues for the period equaled $45.6 million or a 19% increase from the previous year. This is the second-best revenue year in Company history. This increase is largely attributed to our ability to leverage our expanding customer base.

Net income was $6 million or $0.12 per diluted share, compared to a net income of $4.4 million or $0.09 per share in the previous year making this the Company's most profitable year ever.

Total operating expenses were approximately $14.9 million or an 11% increase over last year. This change is primarily due to increased labor costs, higher sales commissions stemming from the 19% improvement in revenue, and investments in R&D.

Compared with the last fiscal year, operating expenses for general and administrative increased 12%, R&D increased 14% and depreciation decreased roughly 5%.

Gross profit increased to $22.9 million or 50.2% of total revenues, as compared to $20.3 million or 52.9% of total revenues in the previous year. Gross profit margins fluctuated this year largely due to adjustments in inventory reserves as well as changes in product mix, direct labor costs, and warranty reserves.

Cash and liquid investments totaled $22.6 million at the end of the year and the Company continues to operate debt-free. During the year the Company repurchased $4.7 million of Profire stock.

Management Commentary
“2018 was a banner year for Profire as we were able to achieve our most profitable year in Company history” said Brenton Hatch, President and CEO of Profire Energy. “We believe that in spite of present market volatility, the future of Profire is exciting. Enabling our five-year growth plan requires investing some of our cash reserves in 2019. We made hires throughout 2018 in order to augment our efforts to provide superior products and unparalleled customer experience and plan to continue making strategic hires and investments in 2019."
“Our efforts in this past year paid off and we are now able to conclude that our internal control environment is operating effectively,” stated Ryan Oviatt, CFO of Profire. “Profire's focus on improving controls over financial reporting, cash management and internal investments are helping us to achieve our long-term goals and five-year growth plan. Throughout 2019 we plan to invest in current products, next-gen product development, international expansion, M&A activity, and other areas that we believe will add significant growth potential and opportunity."

Conference Call

Profire Energy President and CEO Brenton Hatch and CFO Ryan Oviatt will host the call, followed by a question and answer period.
Date:	Thursday, March 7, 2019
Time: 1:00 p.m. EST (11:00 a.m. MST)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725
The conference call will be webcast live and available for replay via this link:
http://public.viavid.com/index.php?id=133489. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 5:00 p.m. EST on the same day through March 14, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 13688145

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on March 7, 2019 and the availability of Company resources to make beneficial investments in 2019 and beyond. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	December 31, 2018	December 31, 2017
CURRENT ASSETS
Cash and cash equivalents	$10,101,932	$11,445,799
Accounts receivable, net	6,885,296	8,069,255
Inventories, net	9,659,571	6,465,847
Income tax receivable	173,124	—
Short term investments	961,256	300,817
Investments - other	3,596,484	4,009,810
Prepaid expenses & other current assets	473,726	437,304
Total Current Assets	31,851,389	30,728,832

LONG-TERM ASSETS
Long-term investments	7,978,380	8,517,182
Property and equipment, net	8,020,462	7,197,499
Deferred tax asset, net	85,092	72,817
Goodwill	997,701	997,701
Intangible assets, net	429,956	494,792
Total Long-Term Assets	17,511,591	17,279,991

TOTAL ASSETS	$49,362,980	$48,008,823

CURRENT LIABILITIES
Accounts payable	1,177,985	1,780,977
Income taxes payable	1,172,191	919,728
Accrued vacation	311,435	237,949
Accrued liabilities	1,445,510	1,022,745
Total Current Liabilities	4,107,121	3,961,399

TOTAL LIABILITIES	4,107,121	3,961,399

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common shares: $0.001 par value, 100,000,000 shares authorized: 49,707,805 issued and 47,932,305 outstanding at December 31, 2018 and 53,931,167 issued and 48,606,425 outstanding at December 31, 2017	49,708	53,931
Treasury stock, at cost	(2,609,485)	(6,890,349)
Additional paid-in capital	28,027,742	27,535,469
Accumulated other comprehensive loss	(2,895,683)	(2,200,462)
Retained earnings	22,683,577	25,548,835
Total Stockholders' Equity	45,255,859	44,047,424

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$49,362,980	$48,008,823
These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
	For the Year Ended December 31,
	2018	2017
REVENUES
Sales of goods, net	$42,870,050	$35,502,510
Sales of services, net	2,744,485	2,783,866
Total Revenues	45,614,535	38,286,376

COST OF SALES
Cost of goods sold-product	20,789,229	16,116,161
Cost of goods sold-services	1,924,126	1,906,308
Total Cost of Goods Sold	22,713,355	18,022,469

GROSS PROFIT	22,901,180	20,263,907

OPERATING EXPENSES
General and administrative expenses	13,029,228	11,676,693
Research and development	1,397,440	1,221,211
Depreciation and amortization expense	500,554	526,583
Total Operating Expenses	14,927,222	13,424,487

INCOME FROM OPERATIONS	7,973,958	6,839,420

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	129,989	62,492
Other income (expense)	(7,414)	40,992
Interest income	501,429	180,325
Total Other Income	624,004	283,809

INCOME BEFORE INCOME TAXES	8,597,962	7,123,229
INCOME TAX EXPENSE	2,517,200	2,673,694
NET INCOME	$6,080,762	$4,449,535

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	(660,190)	587,951
Unrealized gains (losses) on investments	(35,031)	22,330
Total Other Comprehensive Income (Loss)	(695,221)	610,281

COMPREHENSIVE INCOME	$5,385,541	$5,059,816

BASIC EARNINGS PER SHARE	$0.13	$0.09

FULLY DILUTED EARNINGS PER SHARE	$0.12	$0.09

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,471,011	49,365,592

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	49,222,353	49,858,435
These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
	For the Year Ended December 31,
	2018	2017
OPERATING ACTIVITIES
Net income	$6,080,762	$4,449,535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	896,681	889,724
Gain on sale of fixed assets	(117,693)	(62,574)
Bad debt expense	186,882	262,766
Stock awards issued for services	1,059,000	841,166
Changes in operating assets and liabilities:
Changes in accounts receivable	911,981	(2,591,392)
Changes in income taxes receivable/payable	71,397	1,040,713
Changes in inventories	(3,417,671)	1,346,919
Changes in prepaid expenses	(14,301)	(49,923)
Changes in deferred tax asset/liability	(12,275)	(11,876)
Changes in accounts payable and accrued liabilities	(92,207)	1,597,753
Net Cash Provided by Operating Activities	5,552,556	7,712,811

INVESTING ACTIVITIES
Proceeds from sale of equipment	219,063	140,462
Purchase of investments	140,356	(334,910)
Purchase of fixed assets	(1,927,906)	(611,060)
Net Cash Used in Investing Activities	(1,568,487)	(805,508)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(737,024)	(43,139)
Cash received in exercise of stock options	174,002	111,676
Purchase of Treasury stock	(4,670,134)	(3,307,544)
Net Cash Used in Financing Activities	(5,233,156)	(3,239,007)

Effect of exchange rate changes on cash	(94,780)	97,882

NET INCREASE (DECREASE) IN CASH	(1,343,867)	3,766,178
CASH AT BEGINNING OF PERIOD	11,445,799	7,679,621
CASH AT END OF PERIOD	$10,101,932	$11,445,799

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	—	—
Income taxes	2,163,826	1,710,135
These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes